As filed with the Securities and Exchange Commission on February 5, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2010

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

(a) On February 4, 2010, Bank of America Corporation (the “Corporation”) issued a press release announcing that it has entered into a proposed settlement with the Securities and Exchange Commission (“SEC”) to resolve all cases filed by the SEC related to the merger (the “Merger”) between the Corporation and Merrill Lynch & Co., Inc. (“Merrill Lynch”). The proposed settlement with the SEC will be submitted for approval to the Honorable Jed S. Rakoff of the United States District Court for the Southern District of New York. The Corporation also announced in the press release that it has entered into an agreement with the Office of the Attorney General for the State of North Carolina (“NC AG”) to resolve all matters that are the subject of an investigation by the NC AG related to the Merger.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

(b) On February 4, 2010, the New York Attorney General filed a civil complaint in the Supreme Court of New York State, entitled People of the State of New York v. Bank of America, et al. The complaint names as defendants the Corporation and the Corporation’s former chief executive and chief financial officers, Kenneth D. Lewis, and Joseph L. Price, and alleges violations of Sections 352, 352-c(1)(a), 352-c(1)(c), and 353 of the General Business Laws, commonly known as the New York Martin Act, and Section 63(12) of the Executive Laws. The complaint is based on, among other things, alleged false statements and omissions and fraudulent practices related to (i) the disclosure of Merrill Lynch’s financial condition and its interim and projected losses during the fourth quarter of 2008, (ii) the Corporation’s contacts with federal government officials regarding the Corporation’s consideration of invoking the material adverse effect clause in the merger agreement with Merrill Lynch and the possibility of obtaining additional government assistance, (iii) the disclosure of the payment and timing of year-end incentive compensation to Merrill Lynch employees, and (iv) public statements regarding the due diligence conducted in connection with the Merger and positive statements regarding the Merger. The complaint seeks an unspecified amount in disgorgement, penalties, restitution, and damages and other equitable relief.

(c) Subject to market conditions and pricing, the Corporation intends to enter into one or more cash-settled hedging transactions relating to a portion of the $2.8 billion of Cash-Settled Restricted Stock Units (“CSRSU”) to be awarded to some associates as part of their year-end compensation. The CSRSU awards are stock-based compensation that are paid over time based on the Corporation’s common stock price. Although the Corporation currently plans to make those payments in cash, it has reserved the right to make some or all of the payments in the Corporation’s common stock. The purpose of entering into any such hedging transactions would be to reduce the change in the expense to the Corporation arising from the CSRSUs related to changes in the Corporation’s common stock price during the vesting period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent Bank of America’s current expectations, plans or forecasts relating to the cash-settled restricted stock units that may be awarded to associates, the accounting for such awards and the potential hedging of a portion of such awards. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control, including the market conditions and pricing available in connection with any proposed hedging transactions, the election to settle all or a portion of such awards in stock and related changes in the accounting for such awards, and the potential early termination of any such hedging transactions. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of these uncertainties and risks. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/S/ TERESA M. BRENNER
Teresa M. Brenner Associate General Counsel

Dated: February 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 4, 2010